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                         AMENDMENT TO EMPLOYMENT AGREEMENT


     This amendment (the "Amendment") to Employment Agreement is entered into as of the 22nd day of April, 1998, by and between the undersigned employee (hereinafter referred to as "Employee") residing at the address indicated following the Employee's signature below and CS Wireless Systems, Inc., a Delaware corporation having its principal place of business at 200 Chisholm Place, Suite 202, Plano, Texas 75075 (the "Company").

     WHEREAS, Employee executed an Employment Agreement ("Agreement") dated as of April 2, 1997, which Agreement was amended pursuant to the Amendment to Employment Contract effective as of September 4, 1997; and

     WHEREAS, the Company has determined that it is in the best interests of the Company to amend certain terms and conditions of the Agreement subject to satisfaction of the conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the premises and mutual promises set forth below, the Company and the Employee hereby agree as follows:

     1. EARLY TERMINATION. Paragraph 5.(a) of the Agreement is hereby amended to delete the final sentence in its entirety and add the following at the end of Paragraph 5.(a):

     Upon the Company's termination of Employee for any reason other than Cause or Employee's termination of this Agreement pursuant to Paragraph 5.(e), the Company shall pay Employee: (i) severance in an amount (the "Severance Amount") equal to the greater of (x) his then Base Salary under PARAGRAPH 2, payable in twelve equal monthly installments and (y) the Base Salary that would have been payable for the balance of the Term, payable in equal monthly installments; and (ii) any accrued and unpaid bonuses due Employee in accordance with the Company's incentive program then in effect. Additionally, the Company shall maintain for a period of time equal to the balance of the Term otherwise remaining absent early termination (regardless of cause, if any) in full force and effect, for the continued benefit of Employee and his all employee welfare benefit plans and programs in which Employee is entitled to participate immediately prior to the date of termination or expiration of this Agreement, provided that Employee's


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     continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Employee's participation in any such plan or program is barred, the Company shall arrange to provide Employee and his dependents with benefits substantially similar to those which Employee and his dependents would otherwise have entitled to receive under such plans and programs from which their continued participation is barred.

     Notwithstanding anything herein to the contrary, the occurrence of any of the following within a period of twelve (12) months before or after a "Change of Control", as defined hereinafter, shall constitute termination of Employee without cause: (i) a termination of employment, (ii) a change in office, title, or position from that reasonably associated with Employee's present position, other than a promotion, (iii) a change of reporting by Employee to any person other than the Board of Directors or the Management Group, (iv) a required relocation to a location in excess of thirty (30) miles away from the Company's present principal location, (v) a reduced salary, or (vi) a material diminution in responsibilities.

     2. EARLY TERMINATION BY EMPLOYEE. Paragraph 5 of the Agreement is hereby amended to add new Paragraph 5.(e) as follows:

     (e) CHANGE IN CONTROL. Employee may terminate his employment hereunder at any time within one (1) year following any "Change in Control". Upon such termination, Employee shall receive all Severance Amounts and benefits payable pursuant to Paragraph 5.(a). For the purpose of this Agreement, a "change in control" shall be deemed to have occurred on the date (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Act"), disclosing that any person other than the Company or any employee benefit plan sponsored by the Company, is the beneficial owner (as the term is defined in Rule 13d-3 under the Act) directly or indirectly, of thirty-five percent (35%) or more of the total voting power represented by the Company's then outstanding Voting Securities (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire voting securities); or (ii) any person, other than the Company or any employee benefit plan sponsored by the Company, shall


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     purchase shares pursuant to a tender offer or exchange offer to acquire any Voting Securities of the Company (or securities convertible into such Voting Securities) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner directly or indirectly, of thirty-five percent (35%) or more of the total voting power represented by the Company's then outstanding Voting Securities (all as calculated under clause (i)) or; (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation (other than a merger of the Company in which holders of Common Shares of the Company immediately prior to the merger have the same proportionate ownership of common Shares of the surviving corporation immediately after the merger as before), or pursuant to which common Shares of the Company would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all the assets of the Company; or (iv) there shall have been a change in the composition of the Board of Directors of the Company at any time during any consecutive twenty-four (24) month period such that "continuing directors" cease for any reason to constitute at least fifty-one percent (51%) majority of the Board. For the purposes of this clause, "continuing directors" means those members of the Board who either were directors at the beginning of such consecutive twenty-four (24) month period or were elected by or on the nomination or recommendation of at least a fifty-one percent (51%) majority of the then-existing Board. So long as there has not been a "change of control" within the meaning of clause (iv), the Board of Directors may adopt a fifty-one percent (51%) majority vote of the "continuing directors" a resolution to the effect that an event described in clauses
     (i) or (ii) shall not constitute a "change of control."

          3. STOCK OPTIONS. Paragraph 5 of the Agreement is hereby amended to add the following Paragraph 5(f) to the Agreement:

     (f) STOCK OPTIONS. For a period of one year following the expiration of the Term, calculated without giving effect to any early termination, Employee shall have the right at any time to exercise all stock options previously granted to Employee.


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          4.   RELOCATION.  The Agreement is hereby amended to add the
following:

         17. RELOCATION. In the event that Employee consents to relocate his residence in conjunction with a relocation of the Employer's principal office, the Company shall pay for all of Employee's expenses in connection with such relocation including, without limitation, temporary residence pending relocation, moving expenses, and real estate costs, commissions, fees and appraisals.

         Executed to be effective the date set forth above.


                                       CS WIRELESS SYSTEMS, INC.

                                       BY: /s/ Jared E. Abbuzzese
                                          -----------------------------------
                                       NAME: Jared E. Abbuzzese
                                            ---------------------------------
                                       TITLE: Chairman
                                             --------------------------------
                                        /s/ David E. Webb
                                       --------------------------------------
                                       DAVID E. WEBB
















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